UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(d).	Transfer of Listing.

On June 15, 2011, the Company issued a press release announcing that (1) it had received stockholder approval to change the Company’s name to XO Group Inc., and (2) its common stock listing is pending transfer to the New York Stock Exchange (NYSE) from the Nasdaq Stock Market.

The Company’s common stock has been authorized for listing and is scheduled to begin trading on the NYSE on June 28, 2011, under the new trading symbol XOXO.  By the close of business on the preceding day, the company expects to legally change its name to XO Group Inc.  The last trading day on Nasdaq under the name The Knot, Inc. and the symbol KNOT is expected to be June 27, 2011.

The Company has notified the Nasdaq Stock Market of its intention to voluntarily withdraw its common stock from listing on Nasdaq. The Company’s transfer of listing of its common stock to the NYSE from Nasdaq was authorized by the Company’s Board of Directors.

A copy of the press release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 17, 2011, and is incorporated by reference into this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: June 21, 2011	By:	/s/ JEREMY LECHTZIN
Jeremy Lechtzin
Senior Vice President, General Counsel and Secretary